UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement

Underwriting Agreement

On November 18, 2014, Lear Corporation (the “Company”) and certain of its wholly-owned subsidiaries (the “Subsidiary Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of $650 million in aggregate principal amount of 5.25% senior notes due 2025 (the “Notes”). The Notes were issued at par. The Notes were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission on March 11, 2014 (Registration No. 333-194478).

The Company intends to use $350 million of the net proceeds from the offering, along with proceeds of its $500 million delayed draw term loan facility, to finance the previously announced acquisition of Everett Smith Group Ltd., the parent of Eagle Ottawa, LLC (“Eagle Ottawa”). The Eagle Ottawa acquisition is expected to close in the first quarter of 2015 subject to customary conditions, including regulatory approvals. The Company intends to use the remainder of the net proceeds from the offering to redeem the remaining outstanding aggregate principal amount of its 8.125% Senior Notes due 2020 (the “2020 Notes”) and for general corporate purposes, including the payment of fees and expenses associated with the Eagle Ottawa acquisition and related financing transactions. The board of directors of the Company has authorized, contingent upon the closing of the offering, the redemption of the remaining outstanding aggregate principal amount of the 2020 Notes on or after March 15, 2015, the first available optional redemption date under the indenture governing the 2020 Notes.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company and the Subsidiary Guarantors. It also provides for customary indemnification by each of the Company, the Subsidiary Guarantors and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities. Certain of the Underwriters and their affiliates have engaged in, and may in the future engage in, securities trading, commercial banking, investment banking, investment management, investment research, principal investment, hedging, financing, brokerage and advisory services for the Company from time to time.

The Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1.

Indenture

The Notes were issued as a new series of Notes under an Indenture, dated March 26, 2010 (the “Base Indenture”), among the Company, the subsidiary guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Fifth Supplemental Indenture, dated November 21, 2014, between the Company, the Subsidiary Guarantors and the Trustee (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. Interest is payable on the Notes on January 15 and July 15 of each year, beginning on July 15, 2015. The Notes will mature on January 15, 2025.

The Company may redeem the Notes in whole or in part on or after January 15, 2020 at redemption prices of 102.625%, 101.750% or 100.875% of the principal amount thereof if the redemption occurs during the 12-month period beginning January 15, 2020, 2021 or 2022, respectively, and a redemption price of 100% of the principal amount thereof on or after January 15, 2023, in each case plus accrued and unpaid interest to the redemption date. Prior to January 15, 2020, the

Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the aggregate principal amount thereof plus a “make-whole” premium as of, and accrued and unpaid interest to, the redemption date. Prior to January 15, 2018, the Company may redeem up to 40% of the aggregate principal amount of the Notes, in an amount not to exceed the amount of net cash proceeds of one or more equity offerings, at a price equal 105.25% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, provided that (i) at least 50% of the original aggregate principal amount of the Notes remains outstanding after the redemption and (ii) any such redemption is made within 120 days after the closing of such equity offering.

In addition, upon the first occurrence of either (i) the termination of the Purchase Agreement relating to the Eagle Ottawa acquisition at any time prior to the consummation of such acquisition or (ii) November 14, 2015, if the Eagle Ottawa acquisition is not consummated prior to such date (each, a “Mandatory Redemption Event”), the Company will be required to redeem $350 million aggregate principal amount of the Notes at a redemption price equal to the initial offer price plus accrued and unpaid interest to, but not including, the redemption date (the “Special Redemption Price”). If at any time the Company determines that a Mandatory Redemption Event is reasonably likely to occur, the Company may, at its option, redeem $350 million aggregate principal amount of the Notes at the Special Redemption Price.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by the Subsidiary Guarantors.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the Subsidiary Guarantors to create or permit liens and consolidate or merge or sell all or substantially all of the Company’s assets. The foregoing limitations are subject to exceptions as set forth in the Supplemental Indenture.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest, (ii) breach of certain covenants contained in the Supplemental Indenture or the Notes, (iii) failure to pay certain other indebtedness within the applicable grace period or the acceleration of any such indebtedness by the holders thereof because of a default prior to maturity if the total amount of such indebtedness unpaid or accelerated exceeds $200 million or its foreign currency equivalent, (iv) the failure of the guarantees by the Subsidiary Guarantors to be in full force and effect in all material respects and (v) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable.

The Base Indenture is filed as Exhibit 4.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 29, 2010 and is incorporated by reference herein. The Fifth Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Section 8 – Other Events

Item 8.01. Other Events

On November 18, 2014, the Company issued a press release announcing the pricing of the offering of the Notes, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated November 18, 2014, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., as representative of the several underwriters named therein

4.1	Fifth Supplemental Indenture, dated November 21, 2014, among the Company, the Subsidiary Guarantors and the Trustee

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 18, 2014, announcing the pricing of the offering of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: November 21, 2014	By:	/s/ Jeffrey H. Vanneste
	Name:	Jeffrey H. Vanneste
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement, dated November 18, 2014, among the Company, the Subsidiary Guarantors and Citigroup Global Markets Inc., as representative of the several underwriters named therein

4.1	Fifth Supplemental Indenture, dated November 21, 2014, among the Company, the Subsidiary Guarantors and the Trustee

5.1	Opinion of Winston & Strawn LLP

23.1	Consent of Winston & Strawn LLP (included in Exhibit 5.1)

99.1	Press Release, dated November 18, 2014, announcing the pricing of the offering of the Notes